EXHIBIT 99.01
                                                                   -------------

DSL.NET                     545 Long Wharf Drive, 5th floor, New Haven, CT 06511
=======                                Tel: 1-877-DSL-NET1     Fax: 203-624-3612
                                       Email: info@dsl.net     Web: www.dsl.net




DSL.NET REPORTS Q-4, FULL-YEAR 2004 RESULTS:
ACHIEVES POSITIVE ADJUSTED EBITDA, FREE CASH-FLOW FOR Q-4;
YEAR OVER YEAR ADJUSTED EBITDA IMPROVES 62%,
FREE CASH FLOW IMPROVES 64%, REVENUE DECLINES 4% WHILE
GROSS MARGIN INCREASES 14%

NEW HAVEN, Conn. -(BUSINESS WIRE), March 9, 2004 - DSL.net, Inc. (AMEX: BIZ), a leading nationwide provider of broadband communications services to businesses, today reported fourth quarter and full-year 2004 financial results.

Revenue for the fourth quarter of 2004 was $16.1 million, as compared to revenue of $18.2 million for the fourth quarter of 2003. Revenue for the full year ended Dec. 31, 2004, was $68.4 million, as compared to revenue of $71.3 million for 2003.

The Company generated record gross margin, or revenue less network expense, of $5.9 million for the fourth quarter of 2004, a 14% improvement over gross margin of $5.2 million for the fourth quarter of 2003. For the full year ended Dec. 31, 2004, the Company generated record gross margin of $22.7 million, a 14% improvement over gross margin of $19.9 million for 2003.

Earnings before interest, taxes, depreciation, amortization, other income (expense) and non-cash stock compensation ("Adjusted EBITDA") for the fourth quarter of 2004 was positive $0.5 million, a 115% improvement compared to negative $3.4 million for the fourth quarter of 2003. Adjusted EBITDA for the full year ended Dec. 31, 2004, was negative $4.9 million, a 62% improvement over Adjusted EBITDA of negative $12.8 million for 2003.

"Our financial results clearly demonstrate the success of our higher margin sales, acquisition integration and cost-cutting efforts throughout the year," said Kirby G. "Buddy" Pickle, chief executive officer of DSL.net. "While we are delighted to have achieved cash profitability for the first time since the Company began reporting financial results nearly six years ago, there is still more work to be done to elevate DSL.net to the next level. That is why we recently retained Jefferies Broadview to assist us in exploring our financing and strategic alternatives."

Free cash flow (defined as Adjusted EBITDA minus capital expenditures) for the fourth quarter of 2004 was positive $0.4 million, a 110% improvement over free cash flow of negative $4.0 million for the fourth quarter of 2003. For the full year of 2004, free cash flow was negative $5.5 million, a 64% improvement over free cash flow of negative $15.2 million for the 2003 period.

Both the Adjusted EBITDA and free cash flow amounts were record quarterly and full-year results for the Company.

Net loss for the fourth quarter of 2004 was $4.4 million, representing a 44% improvement over net loss of $7.9 million for the fourth quarter of 2003. For the full year ended Dec. 31, 2004, net loss was $23.2 million, a 34% improvement over net loss of $35.0 million for the 2003 period. On a per share basis, the Company reported a net loss applicable to common stockholders of $0.02 per share for the fourth quarter of 2004, an 83% improvement compared to a net loss of $0.12 per share for the 2003 period. For the full year ended Dec. 31, 2004, net loss applicable to common stockholders was $0.20 per share, a 72% improvement compared to $0.72 per share for the 2003 period.

At Dec. 31, 2004, the Company had total assets of $40.9 million, including $7.1 million in cash and $2.4 million in restricted cash.

"Now that the Company has greatly simplified its capital structure, solidified the listing of its common stock on a major exchange and, during the fourth quarter, generated positive Adjusted EBITDA, free cash flow and operating cash flow, we believe that DSL.net is well-positioned to identify, pursue and evaluate a wide range of financing and strategic alternatives," said Robert J. DeSantis, chief financial officer of DSL.net.

DSL.net will host a conference call to discuss results for the fourth quarter, as well as future plans and expectations, tomorrow, March 10, 2004, at 11 a.m. Eastern Time. Interested parties may listen to the live audio Webcast of the call by visiting the investor relations section of DSL.net's Web site, www.dsl.net. The call also may be accessed live via telephone by dialing 800-478-6251 and entering confirmation code 9-4-8-1-2-7-4. For those unable to access the live conference call, an audio replay will be available until 11 p.m., Eastern Time, through the end of the month, by dialing 888-203-1112 and entering code 9-4-8-1-2-7-4. Investors may also access the call replay by visiting the investor relations section of the Company's Web site.

(Financial tables follow this press release. These tables include a reconciliation of non-GAAP measures to the most recent comparable GAAP measures.)

ABOUT DSL.NET
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as

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

integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).
      -----------         ------------

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net's business include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net's unproven business model, which may not be successful; (iii) DSL.net's ability to raise sufficient additional capital on acceptable terms, or at all, or to gain access to and use of all of the proceeds from its October 7, 2004 secured note and warrant financing, to finance continuing operations or DSL.net's pursuit of strategic opportunities; (iv) DSL.net's failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing could have a material adverse effect on DSL.net's results of operations or financial position, or cause it to restructure its operations to further reduce operating costs or to cease operations; (v) DSL.net's ability to maintain compliance with the American Stock Exchange's continuing listing requirements, which failure could adversely impact the pricing and trading of DSL.net's common stock; (vi) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business or increase its costs of operations; (vii) risks associated with potential financing, strategic and/or merger and acquisition transactions, including, without limitation, difficulties in identifying and completing any of such transactions, integrating businesses or assets and realizing the revenue, earnings or synergies anticipated from any transactions; (viii) competition; (ix) the marketplace's receptiveness to DSL.net's offering of integrated voice and data services; (x) DSL.net's ability to recruit and retain qualified personnel; and (xi) DSL.net's dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under "Risk Factors" in DSL.net's Annual Report on Form 10-K for the year ended December 31, 2003 and in DSL.net's 424(b) Prospectus dated February 4, 2005, which have been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:      Media:                                        Investors:
               Joe Tomkowicz                                 Bob DeSantis
               203-782-3885                                  203-782-3267
               jtomkowicz@dsl.net                            investors@dsl.net
               ------------------                            -----------------

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



                                  DSL.NET, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)
                                   -----------


                                                                       THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                          DECEMBER 31,                       DECEMBER 31,
                                                                ------------------------------      ------------------------------
                                                                    2004              2003              2004               2003
                                                                ------------      ------------      ------------      ------------
Revenue                                                         $     16,116      $     18,244      $     68,449      $     71,333
                                                                ------------      ------------      ------------      ------------

Operating expenses:
       Network                                                        10,177            13,039            45,727            51,452
       Operations                                                      1,863             2,938             9,864            11,873
       General and administrative                                      2,940             3,310            12,601            12,200
       Sales and marketing                                               612             2,403             5,126             8,642
       Stock compensation                                                 --                --                --               438
       Depreciation and amortization                                   3,174             3,706            13,132            16,359
                                                                ------------      ------------      ------------      ------------
       Total operating expenses                                       18,766            25,396            86,450           100,964
                                                                ------------      ------------      ------------      ------------
Operating loss                                                        (2,650)           (7,152)          (18,001)          (29,631)

Interest expense, net                                                 (1,793)             (797)           (5,363)           (2,936)

Other income (expense), net                                               20                 6               135            (2,430)
                                                                ------------      ------------      ------------      ------------

       Net loss                                                 $     (4,423)     $     (7,943)     $    (23,229)     $    (34,997)
                                                                ============      ============      ============      ============

Net loss applicable to common stockholders:
       Net loss                                                 $     (4,423)     $     (7,943)     $    (23,229)     $    (34,997)
       Dividends on Series X and Y preferred stock                        --              (553)             (950)           (3,698)
       Accretion of Series X and Y preferred stock                        --            (2,987)           (8,852)          (14,327)
       Fair value of Series Z preferred stock                             --                --            (2,630)               --
                                                                ------------      ------------      ------------      ------------
       Net loss applicable to common stockholders               $     (4,423)     $    (11,483)     $    (35,661)     $    (53,022)
                                                                ============      ============      ============      ============

Net loss per common share - basic and diluted                   $      (0.02)     $      (0.12)     $      (0.20)     $      (0.72)
                                                                ============      ============      ============      ============

Shares used in computing net loss per share, basic and diluted   233,619,817        96,080,175       181,831,059        74,125,513
                                                                ============      ============      ============      ============

Other data:
  Reconciliation of net loss to adjusted EBITDA & free cash flow:
       Net loss                                                 $     (4,423)     $     (7,943)     $    (23,229)     $    (34,997)
       Add back:
              Interest and other (income) expense, net                 1,773               791             5,228             5,366
              Depreciation and amortization                            3,174             3,706            13,132            16,359
              Stock compensation                                          --                --                --               438
                                                                ------------      ------------      ------------      ------------

       Adjusted EBITDA                                                   524            (3,446)           (4,869)          (12,834)
              Less capital expenditures                                 (131)             (565)             (651)           (2,405)
                                                                ------------      ------------      ------------      ------------
       Free cash flow                                           $        393      $     (4,011)     $     (5,520)     $    (15,239)
                                                                ============      ============      ============      ============

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

                                  DSL.NET, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                               DECEMBER 31,  DECEMBER 31,
                                                                  2004           2003
                                                               ----------     ----------
Cash and cash equivalents                                      $    7,079     $   13,779
Accounts receivable, net of allowances                              6,344          8,054
Other current assets (a)                                            4,776          2,410
                                                               ----------     ----------
       Total current assets                                        18,199         24,243
Net property and equipment                                         12,719         24,357
Other assets                                                        9,994         10,461
                                                               ----------     ----------
Total assets                                                       40,862         59,061
                                                               ==========     ==========

Current liabilities                                                13,926         18,318
Long-term obligations - less current portion                       14,830          5,424
Mandatorily redeemable convertible preferred stock                     --         17,019
Stockholders' equity                                               12,106         18,300
                                                               ----------     ----------
Total liabilities, preferred stock and stockholders equity     $   40,862     $   59,061
                                                               ==========     ==========


(a) Includes restricted cash of approximately $2,432 and $5 at December 31, 2004, and December 31, 2003, respectively.





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